Exhibit 99.1

Tectonic Therapeutic Appoints Jessica Chutter to Board of Directors

WATERTOWN, Mass., April 23, 2026 (GLOBE NEWSWIRE) — Tectonic Therapeutic, Inc. (NASDAQ: TECX) (“Tectonic”), a clinical-stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (GPCRs), today announced it has appointed Jessica Chutter to its Board of Directors, effective June 8, 2026.

Ms. Chutter brings more than four decades of experience in global healthcare investment banking, with deep expertise advising biotechnology and pharmaceutical companies on strategic positioning, mergers and acquisitions, and capital markets execution. She is widely recognized as a pioneer in investment banking in the biotechnology sector and has served as a trusted advisor to CEOs and boards across the industry.

“We are delighted to welcome Jessica to Tectonic’s Board,” said Dr. Alise Reicin, President and Chief Executive Officer of Tectonic Therapeutic. “Her deep, specialized knowledge in capital markets and strategic transactions will be instrumental as we execute on our priorities and position the company for sustained growth and long-term value creation. We look forward to her contributions as we advance into a multi-product clinical company.”

Ms. Chutter spent her career at Morgan Stanley, where she served as Managing Director from 1998 to February 2026 and helped build its biotechnology investment banking practice. Most recently, she was Vice Chair of Healthcare Investment Banking from 2020 to February 2026 and Chair of Biotechnology Investment Banking from 2010 to February 2026. Earlier in her tenure, she served as Co-Head of Biotechnology Investment Banking and held various roles in healthcare investment banking. Over the course of her career, Ms. Chutter advised biotechnology and pharmaceutical companies on strategic and capital markets initiatives and was involved in approximately $80 billion in capital raising transactions and $85 billion in strategic transactions.

“I’m thrilled to join Tectonic’s Board at this stage in the company’s evolution,” said Ms. Chutter. “The team has built a compelling platform and pipeline with two clinical programs targeting three indications and a maturing preclinical portfolio. The combination of strong science, experienced drug developers and differentiated clinical therapies positions Tectonic well for the future. I look forward to supporting the company’s efforts to translate its exciting drug candidates and capabilities into meaningful outcomes for patients and shareholders.”

Ms. Chutter currently serves on the Board of Directors of PTC Therapeutics. She is also on the Board of The Hospital for Sick Children and the Toronto Innovation Acceleration Partners, a not-for-profit organization focused on translating health science research into commercial opportunities. She holds an M.B.A. from Harvard Business School and a Bachelor of Arts in Commerce and Honors Economics from McGill University.

About Tectonic

Tectonic Therapeutic is a clinical-stage biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of GPCRs. Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements.” These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: expected changes in the membership of the board of directors and the benefits associated therewith. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release. These risks and uncertainties include those that are identified under the heading “Risk Factors” in Tectonic’s annual report on Form 10-K filed with the SEC on February 26, 2026, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit www.tectonictx.com and follow us on LinkedIn.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Kathryn Morris

The Yates Network

kathryn@theyatesnetwork.com

(914) 204-6412